As filed with the Securities and Exchange Commission on August 11, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BRUSH ENGINEERED MATERIALS INC.
(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-1919973
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
6070 Parkland Blvd.
Mayfield Heights, Ohio 44124
(216) 486-4200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael C. Hasychak
Vice President, Treasurer and Secretary
6070 Parkland Blvd.
Mayfield Heights, Ohio 44124
(216) 486-4200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies To:
Michael J. Solecki
Jones Day
901 Lakeside Avenue
Cleveland, Ohio 44114
Phone: (216) 586-3939
Fax: (216) 579-0212

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Proposed
		Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate Offering		Amount of
Securities to be Registered	Registered (1)	Per Unit (1) (2)	Price (1) (3)		Registration Fee(1)
Common Shares, no par value (4)(10)
Preferred Shares, no par value (5)(10)
Depositary Shares (6)(10)
Warrants (7)(10)
Subscription Rights (8)(10)
Debt Securities (9)(10)
Total	$150,000,000	100%	$150,000,000	(11)	$8,370

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D. to Form S-3.

(2)	The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(4)	Subject to note (11) below, there is being registered an indeterminate number of common shares. Each common share includes a right (“Right”) to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, no par value, on the terms and subject to the conditions set forth in the Rights Agreement, dated as of May 10, 2000 (the “Rights Agreement”), as amended by the First Amendment to Rights Agreement, dated as of December 7, 2004, and the Second Amendment to Rights Agreement, dated as of July 31, 2008, by and between the registrant and Wells Fargo Bank, N.A., as rights agent. The terms of the Rights are described in the Rights Agreement, filed as Exhibit 4(a) to the registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission (the “SEC”) on May 16, 2000, as amended by the First Amendment to Rights Agreement, filed as Exhibit 4.1 to the registrant’s Registration Statement on Form 8-A /A, filed with the SEC on December 13, 2004, and the Second Amendment to Right Agreement, filed as Exhibit 4.1 to the registrant’s Registration Statement on Form 8-A/A filed with the SEC on July 31, 2008.

(5)	Subject to note (11) below, there is being registered an indeterminate number of preferred shares.

(6)	Subject to note (11) below, there is being registered an indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrant elects to offer to the public fractional interests in preferred shares, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the deposit agreement.

(7)	Subject to note (11) below, there is being registered hereunder an indeterminate amount and number of warrants. The warrants may represent the right to purchase common shares, preferred shares or debt securities.

(8)	Subject to note (11) below, there is being registered an indeterminate number of subscription rights that may represent a right to purchase common shares, preferred shares or debt securities.

(9)	Subject to note (11) below, there is being registered an indeterminate principal amount of debt securities.

(10)	Subject to note (11) below, this registration statement also covers an indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the preferred shares, depositary shares, warrants or subscription rights registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the preferred shares, depositary shares, warrants or subscription rights.

(11)	In no event will the aggregate initial offering price of all securities issued from time to time pursuant to the prospectus contained in this registration statement exceed $150,000,000 or the equivalent thereof in one or more foreign currencies or foreign currency units. Such amount represents the offering price of any common shares, preferred shares and depositary shares, the principal amount of any debt securities issued at their stated principal amount, the issue price rather than the principal amount of any debt securities issued at an original issue discount, the issue price of any warrants, the exercise price of any securities issuable upon the exercise of warrants and the issue price of any securities issuable upon the exercise of subscription rights. The aggregate principal amount of debt securities may be increased if any debt securities are issued at an original issue discount by an amount such that the offering price to be received by the registrant shall be equal to the above amount to be registered. Any offering of securities denominated other than in United States dollars will be treated as the equivalent of United States dollars based on the exchange rate applicable to the purchase of such securities at the time of initial offering. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell securities under this registration statement until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell any securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated August 11, 2009
     PROSPECTUS
$150,000,000
Common Shares
Preferred Shares
Depositary Shares
Warrants
Subscription Rights
Debt Securities

          We may offer and sell from time to time our common shares, preferred shares, depositary shares, warrants, subscription rights and debt securities. We may sell any combination of these securities in one or more offerings with an aggregate initial offering price of $150,000,000 or the equivalent amount in other currencies or currency units.
          We will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.
          We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.
          Investing in any of our securities involves risk. Please read carefully the section entitled “Risk Factors” beginning on page 4 of this prospectus.

          Our common shares are listed on the New York Stock Exchange under the symbol “BW.” The closing price of our common shares on the New York Stock Exchange on August 10, 2009 was $22.76. None of the other securities that we may offer under this prospectus are currently publicly traded.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2009

-i-

ABOUT THIS PROSPECTUS
          This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000 or the equivalent amount in other currencies or currency units.
          This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information under the heading “Where You Can Find More Information” and “Information We Incorporate By Reference.”
          You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide you. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date, other than the date mentioned on the cover page of these documents. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
          References in this prospectus to the terms “we,” “us” or “the Company” or other similar terms mean Brush Engineered Materials Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.
WHERE YOU CAN FIND MORE INFORMATION
          We are subject to the informational reporting requirements of the Securities Exchange Act of 1934. We file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the Public Reference Room. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, or at our web site at http://www.beminc.com. We do not intend for information contained on or accessible through our web site to be part of this prospectus, other than the documents that we file with the SEC that are integrated by reference into this prospectus.
INFORMATION WE INCORPORATE BY REFERENCE
          The SEC allows us to incorporate by reference the information we file with them, which means:
•	incorporated documents are considered part of the prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus and incorporated filings.
          We incorporate by reference the documents listed below that we filed with the SEC under the Exchange Act:
•	our Annual Report on Form 10-K for the year ended December 31, 2008;

•	our Quarterly Reports on Form 10-Q for the quarters ended April 3, 2009 and July 3, 2009;

•	our Current Reports on Form 8-K filed on February 3, 2009 and February 6, 2009;

•	the description of our capital stock contained in the registration statement on Form 8-A filed with the SEC on May 16, 2000, and all amendments and reports filed for the purpose of updating that description; and

•	the description of the Series A Junior Participating Preferred Stock purchase rights under the Rights Agreement filed as Exhibit 4(a) to the registration statement on Form 8-A filed on May 16, 2000, as amended by the registration statement on Form 8-A/A filed on December 13, 2004 and the registration statement on Form 8-A/A filed July 31, 2008, and any subsequently filed amendments and reports updating such description.
We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of the registration statement of which this prospectus forms a part, prior to the effectiveness of the registration statement, and (2) after the date of this prospectus until the offering of the securities terminates. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such current reports.
          We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:
Brush Engineered Materials Inc.
6070 Parkland Blvd.
Mayfield Heights, Ohio 44124
Telephone Number: (216) 486-4200
Attn: Secretary
          Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated herein by reference, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document.

THE COMPANY
          Brush Engineered Materials Inc., through its wholly owned subsidiaries, is a manufacturer of high performance advanced enabling engineered materials serving the global telecommunications and computer, data storage, aerospace and defense, automotive electronics, industrial components (including oil and gas, heavy equipment and plastic mold tooling), appliance and medical markets.
          Our businesses are organized under four reportable segments: Advanced Material Technologies and Services (AMTS); Specialty Engineered Alloys (SEA); Beryllium and Beryllium Composites; and Engineered Material Systems. AMTS consists of Williams Advanced Materials Inc. (WAM) and Zentrix Technologies, Inc. SEA consists of Alloy Products, which includes bulk and strip form products, and beryllium hydroxide produced by Brush Resources Inc. (BRI). The Beryllium and Beryllium Composites segment consists of Beryllium Products and Brush Ceramic Products Inc. while the Engineered Material Systems segment consists of Technical Materials, Inc. (TMI).
          Our parent company, Brush Engineered Materials Inc., and other corporate expenses, as well as the operating results from BEM Services, Inc., a wholly owned subsidiary, are not part of any reportable segment and remain in “All Other”.
Advanced Material Technologies and Services
          AMTS manufactures and fabricates precious, non-precious and specialty metal products for the data storage, medical and the wireless, photonics, semiconductor and hybrid segments of the microelectronics market. AMTS also has refining capabilities for the reclaim of precious and non-precious metals from internally or customer-generated scrap. In addition, AMTS provides chamber services for its customers to reclaim precious metals and refurbish reusable components used in its customers’ vapor deposition systems. AMTS’ major product lines include vapor deposition targets, clad and precious metals preforms, high temperature braze materials, ultra fine wire, sealing lids, optics, performance coatings, specialty inorganic materials and microelectronic packages. In February 2008, AMTS purchased the assets of Techni-Met, Inc. based in Windsor, Connecticut, which supplies a wide range of high end applications for advanced technology industries, including supporting downstream customers in developing more accurate diagnostic devices for diabetes management.
Specialty Engineered Alloys
          SEA manufactures beryllium-containing and other high performance-based materials including copper-nickel-tin alloys that are metallurgically tailored to meet specific customer performance requirements. These products exhibit high electrical and thermal conductivities, high strength and hardness, good formability, lubricity, and excellent resistance to corrosion, wear and fatigue. These alloys, sold in strip and bulk form, are ideal choices for demanding applications in the telecommunications and computer, aerospace, industrial components (including oil and gas, heavy equipment and plastic mold tooling), appliance and medical markets. SEA, through BRI, manages our mine and milling operations. The milling operations produce beryllium hydroxide from mined bertrandite ore and purchased beryl ore. The beryllium hydroxide is used primarily as a raw material input by certain businesses within our company.
Beryllium and Beryllium Composites
          Beryllium and Beryllium Composites manufactures products that include beryllium and AlBeMet®. Beryllium is a lightweight metal possessing unique mechanical and thermal properties. Its specific stiffness is much greater than other engineered structural materials such as aluminum, titanium and steel. Beryllium products are used in a variety of high performance applications in the defense, aerospace, industrial, scientific equipment, electronics (including acoustics), medical and optical scanning markets. Beryllium and Beryllium Composites also manufactures beryllia ceramics for electronic packaging and electro-optical applications including lasers. Electronic components utilizing beryllia are used in the telecommunications, medical, industrial and defense markets.
Engineered Material Systems

          Engineered Material Systems manufactures clad inlay and overlay metals, precious and base metal electroplated systems, electron beam welded systems, contour profiled systems and solder-coated metals systems. These products are used in telecommunications and computer systems, data storage, automotive electronics, semi-conductors, energy, defense and medical applications.
Corporate Information
          Brush Engineered Materials Inc. is an Ohio corporation. Our principal executive offices are located at 6070 Parkland Boulevard, Mayfield Heights, Ohio 44124. Our telephone number is (216) 486-4200. Our website is www.beminc.com. The information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are incorporated by reference into this prospectus.
RISK FACTORS
          Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in our most recent Quarterly Reports on Form 10-Q, which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose all or part of your investment.
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus includes, and any prospectus supplement may include, forward-looking statements. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors. These factors include, without limitation:
•	the global and domestic economies, including the uncertainties related to the impact of the current global economic crisis;

•	the condition of the markets in which we serve, whether defined geographically or by segment, with the major market segments being telecommunications and computer, data storage, aerospace and defense, automotive electronics, industrial components, appliance and medical;

•	changes in product mix and the financial condition of customers;

•	our success in developing and introducing new products and new product ramp-up rates, especially for media applications in the data storage market;

•	our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values;

•	our success in integrating newly acquired businesses;

•	our success in implementing our strategic plans and the timely and successful completion of any capital projects;

•	the availability of adequate lines of credit and the associated interest rates and/or fees;

•	other financial factors, including cost and availability of raw materials (both base and precious metals), tax rates, exchange rates, metal financing fees, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, and the impact of our stock price on the cost of incentive plans;

•	the uncertainties related to the impact of war and terrorist activities;

•	changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations;

•	the conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects; and

•	the risk factors referred to elsewhere in this prospectus.

USE OF PROCEEDS
          Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include, but are not limited to:
•	reduction or refinancing of outstanding indebtedness or other corporate obligations;

•	additions to working capital;

•	capital expenditures; and

•	acquisitions.
          Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.
RATIO OF EARNINGS TO FIXED CHARGES
          The following table sets forth our ratio of consolidated earnings to fixed charges for the periods presented:

					Six months
					ended
Year ended December 31,					July 3,
2004	2005	2006	2007	2008	2009
1.80x	1.81x	8.07x	27.12x	8.49x	—
          Fixed charges are equal to interest expense (including amortization of deferred financing costs), plus the portion of rent expense estimated to represent interest.
          Total earnings were insufficient to cover the fixed charges for the six months ended July 3, 2009 by $14.3 million primarily due to operating losses. Accordingly, such ratio is not presented for such period.

DESCRIPTION OF CAPITAL STOCK
          The following description is a general summary of the terms of the common shares and preferred shares that we may issue. The description below and in any prospectus supplement does not include all of the terms of the common shares and preferred shares and should be read together with our Amended and Restated Articles of Incorporation and Amended and Restated Code of Regulations, copies of which have been filed previously with the SEC. For more information on how you can obtain copies of our Amended and Restated Articles of Incorporation and Amended and Restated Code of Regulations, see “Where You Can Find More Information.”
          Our authorized capital stock consists of 65,000,000 shares of stock, including:
•	60,000,000 common shares, no par value; and

•	5,000,000 preferred shares, no par value.
Common Shares
          Each outstanding common share is entitled to one vote on all matters submitted to a vote of shareholders. Pursuant to Ohio law, holders of our common shares have the right to cumulative voting. Our articles of incorporation provide for our board to be divided into three classes of directors, as nearly equal in number as possible, serving staggered terms. Approximately one-third of our board will be elected by the shareholders each year.
          Subject to any superior rights of any holders of preferred shares, each outstanding common share will be entitled to such dividends as may be declared from time to time by our board of directors out of legally available funds. We have no current intention to declare dividends on our common shares in the near term. Our current policy is to retain all funds and earnings for use in the operation and expansion of our business. Additionally, the amount of dividends that we may pay is restricted by the terms of our credit facilities. In the event of our liquidation, dissolution or winding up, holders of our common shares will be entitled to their proportionate share of any assets remaining after payment of liabilities and any amounts due to the holders of preferred shares. Holders of our common shares have no preemptive rights and no right to convert or exchange their common shares into any other securities. No redemption or sinking fund provisions apply to our common shares.
Shareholder Rights Plan
          Under the terms of our rights agreement, one preferred share purchase right is associated with each of our outstanding common shares. Until the occurrence of specified events described in the rights agreement, the preferred share purchase rights are not exercisable, are evidenced by the certificates for our common shares and may be transferred only with our common shares. The preferred share purchase rights will expire on May 16, 2010.
          Each preferred share purchase right entitles the registered holder to purchase from us one one-hundredth of a share of Series A Junior Participating Preferred Stock, without par value, at a price of $110.00 per one one-hundredth of a preferred share, subject to adjustment. The rights agreement also provides, subject to specified exceptions and limitations, that common shares issued or delivered from our treasury after the record date will be entitled to and accompanied by preferred share purchase rights. The preferred share purchase rights are in all respects subject to and governed by the provisions of the rights agreement.
Preferred Shares
          Our board of directors is authorized, without shareholder approval, to issue up to 5,000,000 preferred shares in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred shares, including voting rights, dividend rights, conversion rights, terms of redemption, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of a series. Our board of directors can, without shareholder approval, issue preferred shares with voting and conversion rights that could adversely affect the voting power of the holders of common shares. Any preferred shares issued would also rank senior to our common shares as to rights up on liquidation, winding-up or dissolution. The issuance of convertible preferred shares could have the effect of delaying, deferring or preventing a change in control of our company. We have no present plan to issue any preferred shares.
Control Share Acquisitions
          Section 1701.831 of the Ohio Revised Code provides that certain notice and informational filings and special shareholder meeting and voting procedures must be followed prior to consummation of a proposed “control share acquisition.” The Ohio Revised Code defines a “control share acquisition” as any acquisition of an issuer’s shares which would entitle the acquirer, immediately after that acquisition, directly or indirectly, to exercise or direct the exercise of voting power of the issuer in the election of directors within any one of the following ranges of that voting power:
•	one-fifth or more but less than one-third of that voting power;

•	one-third or more but less than a majority of that voting power; or

•	a majority or more of that voting power.
          Assuming compliance with the notice and information filings prescribed by the statute, the proposed control share acquisition may be made only if, at a special meeting of shareholders, the acquisition is approved by at least a majority of the voting power of the issuer represented at the meeting and at least a majority of the voting power remaining after excluding the combined voting power of the “interested shares.” “Interested shares” are the shares held by the intended acquirer and the employee-directors and officers of the issuer, as well as certain shares that were acquired after the date of the first public disclosure of the acquisition but before the record date for the meeting of shareholders and shares that were transferred, together with the voting power thereof, after the record date for the meeting of shareholders.
Business Combinations with Certain Persons
          We are subject to Chapter 1704 of the Ohio Revised Code, which prohibits certain business combinations and transactions between an “issuing public corporation” and an “Ohio law interested shareholder” for at least three years after the Ohio law interested shareholder attains 10% ownership, unless the board of directors of the issuing public corporation approves the transaction before the Ohio law interested shareholder attains 10% ownership. An “issuing public corporation” is an Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no close corporation agreement exists. An “Ohio law interested shareholder” is a beneficial owner of 10% or more of the shares of a corporation. Examples of transactions regulated by Chapter 1704 include the disposition of assets, mergers and consolidations, voluntary dissolutions and the transfer of shares.
          Subsequent to the three-year period, a transaction subject to Chapter 1704 may take place provided that certain conditions are satisfied, including:
•	prior to the interested shareholder’s share acquisition date, the board of directors approved the purchase of shares by the interested shareholder;

•	the transaction is approved by the holders of shares with at least 66 2/3% of the voting power of the corporation (or a different proportion set forth in the articles of incorporation), including at least a majority of the outstanding shares after excluding shares controlled by the Ohio law interested shareholder; or

•	the business combination results in shareholders, other than the Ohio law interested shareholder, receiving a fair price plus interest for their shares.
          Chapter 1704 is applicable to all corporations formed under Ohio law.
Transfer Agent and Registrar
          Wells Fargo Bank, N.A. serves as the transfer agent and registrar for our common shares. We will select the transfer agent and registrar for a series of preferred shares, and each one will be described in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES
          We may offer depositary shares representing fractional shares of our preferred shares of any series. The following description sets forth certain general terms and provisions of the depositary shares that we may offer pursuant to this prospectus. The particular terms of the depositary shares, including the fraction of a preferred share that such depositary share will represent, and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement.
          The preferred shares represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us, which we refer to as the Bank Depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the preferred shares represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional preferred shares in accordance with the terms of the offering. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred shares will be made available to the holders of depositary shares.
          The following description is a general summary of some common provisions of a depositary agreement and the related depositary receipts. The description below and in any prospectus supplement does not include all of the terms of the depositary agreement and the related depositary receipts. Copies of the forms of depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the depositary agreement and the related depositary receipts, see “Where You Can Find More Information.”
Dividends and Other Distributions
          If we pay a cash distribution or dividend on a series of preferred shares represented by depositary shares, the Bank Depositary will distribute these dividends to the record holders of these depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell this property and distribute the net proceeds from this sale to the record holders of the depositary shares.
Redemption of Depositary Shares
          If we redeem a series of preferred shares represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred shares. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.
Voting the Preferred Shares
          Upon receipt of notice of any meeting at which the holders of the preferred shares represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to these preferred shares. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred shares) may instruct the Bank Depositary as to how to vote the preferred shares represented by this holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred shares represented by such depositary shares in accordance with these instructions, and we will take all action which the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred shares to the extent it does not receive specific instructions from the holders of depositary shares representing these preferred shares.

Amendment and Termination of the Depositary Agreement
          The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless this amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if:
•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution in respect of the preferred shares in connection with any liquidation, dissolution or winding up of the Company and this distribution has been distributed to the holders of depositary receipts.
Charges of Bank Depositary
          We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the preferred shares and any redemption of the preferred shares. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of preferred shares upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.
Withdrawal of Preferred Shares
          Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole preferred shares and all money and other property, if any, represented by those depositary shares. Fractional preferred shares will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole preferred shares to be withdrawn, the Bank Depositary will deliver to this holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred shares thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.
Miscellaneous
          The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of preferred shares.
          Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the Bank Depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred shares for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Bank Depositary
          The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and the successor’s acceptance of this appointment. The successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF WARRANTS
          We may issue warrants for the purchase of common shares, preferred shares, depositary shares or debt securities. The following description sets forth certain general terms and provisions of the warrants that we may offer pursuant to this prospectus. The particular terms of the warrants and the extent, if any, to which the general terms and provisions may apply to the warrants so offered will be described in the applicable prospectus supplement.
          Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
          A copy of the forms of the warrant agreement and the warrant certificate relating to any particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and the related warrant certificate, see “Where You Can Find More Information.”
Debt Warrants
          The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:
•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Stock Warrants
          The prospectus supplement relating to a particular issue of warrants to issue common shares, preferred shares or depositary shares will describe the terms of the common share warrants and preferred shares warrants, including the following:
•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common shares, preferred shares or depositary shares that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of common shares, preferred shares or depositary shares that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.
Exercise of Warrants
          Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of common shares, preferred shares or depositary shares or the principal amount of debt securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.
          Until a holder exercises the warrants to purchase our common shares, preferred shares, depositary shares or debt securities, the holder will not have any rights as a holder of our common shares, preferred shares, depositary shares or debt securities, as the case may be, by virtue of ownership of warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
          We may issue to our shareholders subscription rights to purchase our common shares, preferred shares, depositary shares or debt securities. The following description sets forth certain general terms and provisions of the subscription rights that we may offer pursuant to this prospectus. The particular terms of the subscription rights and the extent, if any, to which the general terms and provisions may apply to the subscription rights so offered will be described in the applicable prospectus supplement.
          Subscription rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering, or offer these securities to other parties who are not our shareholders. A copy of the form of subscription rights certificate will be filed with the SEC each time we issue subscription rights, and you should read that document for provisions that may be important to you. For more information on how you can obtain a copy of any subscription rights certificate, see “Where You Can Find More Information.”
          The applicable prospectus supplement relating to any subscription rights will describe the terms of the offered subscription rights, including, where applicable, the following:
•	the exercise price for the subscription rights;

•	the number of subscription rights issued to each shareholder;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights will commence and the date on which the right will expire;

•	the extent to which the subscription rights include an over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement entered into by us in connection with the subscription rights offering.

DESCRIPTION OF DEBT SECURITIES
          The following description sets forth general terms and provisions of the debt securities that we may issue, which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities.
          The debt securities will represent our unsecured general obligations, unless otherwise provided in the prospectus supplement. We currently conduct all of our operations through our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities or to make any funds available therefor, whether by dividends, loans or other payments. The holders of debt securities (whether senior or subordinated debt securities) will be effectively subordinated to the creditors of our subsidiaries. This means that creditors of our subsidiaries will have a claim to the assets of our subsidiaries that is superior to the claim of our creditors, including holders of our debt securities.
          The debt securities will be issued under an indenture between us and Wells Fargo Bank, N.A., as trustee, and may be supplemented or amended from time to time following its execution. The indenture, and any supplemental indentures thereto, will be subject to, and governed by, the Trust Indenture Act of 1939, as amended.
          The form of indenture gives us broad authority to set the particular terms of each series of debt securities issued thereunder, including, without limitation, the right to modify certain of the terms contained in the indenture.
          Except to the extent set forth in a prospectus supplement, the indenture does not contain any covenants or restrictions that afford holders of the debt securities special protection in the event of a change of control or highly leveraged transaction.
General
          The indenture will not limit the aggregate principal amount of debt securities that may be issued under it and provides that debt securities may be issued in one or more series, in such form or forms, with such terms and up to the aggregate principal amount, that we may authorize from time to time. We will establish the terms of each series of debt securities, and such terms will be set forth or determined in the manner provided in one or more resolutions of the board of directors or by a supplemental indenture. The particular terms of the debt securities offered pursuant to any prospectus supplement will be described in the prospectus supplement. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any holder, for issuances of additional debt securities of that series.
          The applicable prospectus supplement will describe the following terms of any series of debt securities that we may offer (to the extent applicable to the debt securities):
•	the title and designation of the debt securities (which shall distinguish debt securities of one series from debt securities of any other series), including whether the debt securities shall be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to such series of debt securities and whether such debt securities are convertible and/or exchangeable for other securities;

•	the aggregate principal amount of the debt securities and any limit upon the aggregate principal amount of the debt securities;

•	the date or dates (whether fixed or extendable) on which the principal of the debt securities is payable or the method of determination thereof;

•	the rate or rates (which may be fixed, floating or adjustable) at which the debt securities shall bear interest, if any, the method of calculating the rates, the date or dates from which interest shall accrue or the manner of determining those dates, the interest payment dates on which interest shall be payable, the record dates for the determination of holders to whom interest is payable, and the basis upon which interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

•	the place or places where the principal and premium, if any, make-whole amount, if any, and interest on the debt securities, if any, shall be payable, where the holders may surrender debt securities for conversion, transfer or exchange and where notices or demands to or upon us may be served;

•	any provisions relating to the issuance of the debt securities at an original issue discount;

•	the price or prices at which, the period or periods within which and the terms and conditions upon which we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise (including, without limitation, the form or method of payment if other than in cash);

•	our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder, the price at which, the period within which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation (including, without limitation, the form or method of payment thereof if other than in cash) and any provisions for the remarketing of the debt securities;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities which shall be payable upon declaration of acceleration of the maturity or provable in bankruptcy, or, if applicable, the portion of the principal amount which is convertible or exchangeable in accordance with the provisions of the debt securities or the resolution of our board of directors or any supplemental indenture pursuant to which such debt securities are issued;

•	any events of default with respect to the debt securities, in lieu of or in addition to those set forth in the indenture and the remedies therefor;

•	our obligation, if any, to permit the conversion or exchange of the debt securities of such series into shares of common stock or other capital stock or property, or combination thereof, and the terms and conditions upon which such conversion shall be effected (including, without limitation, the initial conversion or exchange price or rate, the conversion or exchange period, the provisions for conversion or exchange price or rate adjustments and any other provision relative to such obligation) and any limitations on the ownership or transferability of the securities or property into which holders may convert or exchange the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•	the currency or currency units, including composite currencies, in which the debt securities shall be denominated if other than the currency of the United States of America;

•	if other than the currency or currency units in which the debt securities are denominated, the currency or currency units in which payment of the principal of, premium, if any, make-whole amount, if any or interest on the debt securities shall be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for any purpose, including for the determination of the principal amount outstanding);

•	if the principal of, premium, if any, make-whole amount, if any, or interest on the debt securities is to be payable, at our election or the election of a holder, in currency or currency units other than that in which the debt securities are denominated or stated, the period within which, and the terms and conditions upon which such election may be made and the time and manner of and identity of the exchange rate agent with responsibility for determining the exchange rate between the currency or currency units in which the debt securities are denominated or stated to be payable and the currency or currency units in which the debt securities will be payable;

•	if the amount of the payments of principal of, premium, if any, make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which the amount shall be determined from that index;

•	whether and under what circumstances we will pay additional amounts on the debt securities held by foreign holders in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts;

•	if receipt of certain certificates or other documents or satisfaction of other conditions will be necessary for any purpose, including, without limitation, as a condition to the issuance of the debt securities in definitive form (whether upon original issue or upon exchange of a temporary debt security), the form and terms of such certificates, documents or conditions;

•	any other affirmative or negative covenants with respect to the debt securities;

•	whether the debt securities shall be issued in whole or in part in the form of one or more global securities and the depositary for the global securities or debt securities, the circumstances under which any global security may be exchanged for debt securities registered in the name of any person other than the depositary or its nominee and any other provisions regarding the global securities;

•	whether the debt securities are defeasible; and

•	any other terms of a particular series.
          Unless otherwise indicated in the prospectus supplement relating to the debt securities, the principal amount of and any premium or make-whole amount or interest on the debt securities will be payable, and the debt securities will be exchangeable and transfers thereof will be registrable, at the office of the trustee. However, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the debt security register. Any payment of principal and any premium or make-whole amount or interest required to be made on an interest payment date, redemption date or at maturity that is not a business day need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the applicable date, and no interest shall accrue for the period from and after such date.
          Unless otherwise indicated in the prospectus supplement relating to debt securities, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge required to be paid in connection with a transfer or exchange.
          Debt securities may bear interest at fixed or floating rates. We may issue our debt securities at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if our debt securities are issued at an original issue discount and there is an acceleration of their maturity, holders will receive an amount less than the debt securities’ principal amount. Tax and other special considerations applicable to any series of debt securities, including original issue discount debt, will be described in the prospectus supplement in which we offer those debt securities. In addition, certain United States federal income tax or other considerations, if any, applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.
Global Securities
          The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.
          Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

Modification of the Indenture
          We and the trustee may modify the indenture with respect to the debt securities of any series, with or without the consent of the holders of debt securities, under certain circumstances to be described in a prospectus supplement.
Defeasance; Satisfaction and Discharge
          The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.
Defaults and Notice
          The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, including, without limitation:
•	failure to pay the principal of, or premium or make-whole amount, if any, on any debt security of such series when due and payable (whether at maturity, by call for redemption, through any mandatory sinking fund, by redemption at the option of the holder, by declaration of acceleration or otherwise);

•	failure to make a payment of any interest on any debt security of such series when due, which failure shall have continued for a period of 30 days;

•	failure to perform or observe any of our other covenants or agreements in the indenture with respect to the debt securities of such series;

•	certain events relating to our bankruptcy, insolvency or reorganization; and

•	certain cross defaults.
          If an event of default with respect to debt securities of any series shall occur and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series and/or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be immediately due and payable.
          The trustee under the indenture shall, within 90 days after the occurrence of a default, give to the holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium or make-whole amount, if any, or interest on the debt securities of any series, or in the payment of any mandatory sinking fund installment with respect to the debt securities of such series, the trustee may withhold giving such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the debt securities of such series.
          The indenture will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture will provide that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee, with respect to the debt securities of such series. However, the trustee may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.
          The right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions including, that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee to its satisfaction and afford the trustee reasonable opportunity to act. Even so, the holder has an absolute right to receipt of the principal of, premium or make-whole amount, if any, and interest when due, to require conversion or exchange of debt securities if the indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights.
Conversion or Exchange Rights
          If debt securities of any series are convertible or exchangeable, the applicable prospectus supplement will specify:
•	the type of securities into which they may be converted or exchanged;

•	the conversion price or exchange ratio, or its method of calculation;

•	whether conversion or exchange is mandatory or at the holder’s election;

•	how and when the conversion price or exchange ratio may be adjusted; and

•	any other important terms concerning the conversion or exchange rights.
Concerning the Trustee
          Wells Fargo Bank, N.A. will serve as the trustee under the indenture pursuant to which any debt securities will be issued. The prospectus supplement with respect to particular debt securities will describe any other relationship that we may have with Wells Fargo Bank, N.A.
Governing Law
          The indenture and the debt securities will be governed by the laws of the State of New York.

PLAN OF DISTRIBUTION
          We may sell the offered securities in and outside the United States:
•	through underwriters or dealers;

•	directly to purchasers;

•	in a rights offering;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through a combination of any of these methods.
          The prospectus supplement will include the following information:
•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.
Sale through Underwriters or Dealers
          If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
          If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting agreement, we may retain a dealer-manager to manage a subscription rights offering for us.
          During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
          Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
          If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales through Agents
          We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
          We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.
Remarketing Arrangements
          Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
          If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
          We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS
          Jones Day will pass upon the validity of the securities being offered hereby.
EXPERTS
          The consolidated financial statements of Brush Engineered Material Inc. appearing in Brush Engineered Materials Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 (including the schedule appearing therein), and the effectiveness of Brush Engineered Materials Inc.’s internal control over financial reporting as of December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
          The following are the estimated expenses of the issuance and distribution of the securities being registered, all of which are payable by us. All of the items below, except for the registration fee, are estimates.

Securities and Exchange Commission registration fee		$8,370
Trustee’s fees and expenses		*
Transfer agent and registrar fees		*
Printing expenses		*
Accountant’s fees and expenses		*
Legal fees and expenses		*
Miscellaneous		*

Total	$	*

*	Estimated expenses are presently not known and cannot be estimated.
Item 15. Indemnification of Directors and Officers.
          We will indemnify, to the full extent then permitted by law, any director or officer or former director or officer of our company who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a member of our Board of Directors or our officer, employee or agent, or is or was serving at our request as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. We will pay, to the full extent then required by law, expenses, including attorney’s fees, incurred by a member of our Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof.
          To the full extent then permitted by law, we may indemnify employees, agents and other persons and may pay expenses, including attorney’s fees, incurred by any employee, agent or other person in defending any action, suit or proceeding as such expenses are incurred, in advance of the final disposition thereof.
          The indemnification and payment of expenses described above will not be exclusive of, and will be in addition to, any other rights granted to any person seeking indemnification under any law, our amended and restated articles of incorporation, any agreement, vote of shareholders or disinterested members of our Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a member of our Board of Directors or our officer, employee or agent, and shall continue as to a person who has ceased to be a member of our Board of Directors, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.
          We may, to the full extent then permitted by law and authorized by our Board of Directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described above against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not we would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which we have a financial interest.
          We, upon approval by our Board of Directors, may enter into agreements with any persons who we may indemnify under our amended and restated code of regulations or under law and may undertake thereby to indemnify such persons and to pay the expenses incurred by them in defending any action, suit or proceeding against them, whether or not we would have the power under law or our amended and restated code of regulations to indemnify any such person.

          Under Section 1701.13 of the Ohio Revised Code, Ohio corporations are authorized to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees and agents for settlements, fines or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees or agents) are entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that the director’s act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests.
          Ohio law does not authorize payment of judgments to a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is permitted, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to be the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles, code of regulations or by contract except with respect to the advancement of expenses of directors.
          Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.
Item 16. Exhibits.
     The following documents are exhibits to the registration statement:

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

1.2*	Form of Agency Agreement

4.1	Amended and Restated Articles of Incorporation of Brush Engineered Materials Inc. (filed as Annex B to the Registration Statement on Form S-4 filed by the registrant on February 1, 2000, Registration No. 333-95917), incorporated herein by reference

4.2	Amended and Restated Code of Regulations of Brush Engineered Materials Inc. (filed as Exhibit 3 to the Quarterly Report on Form 10-Q for the period ended July 3, 2009), incorporated herein by reference

4.3	Rights Agreement, dated as of May 10, 2000, by and between Brush Engineered Materials Inc. and National City Bank, N.A. as Rights Agent (filed as Exhibit 4(a) to the Current Report on Form 8-K filed by the registrant on May 16, 2000), incorporated herein by reference

4.4	First Amendment to Rights Agreement, dated as of December 7, 2004, by and between Brush Engineered Materials Inc. and LaSalle Bank, N.A. as Rights Agent (filed as Exhibit 4.1 to the Registration Statement on Form 8-A filed by the registrant on December 13, 2004), incorporated herein by reference

4.5	Second Amendment to Rights Agreement, dated as of July 31, 2008, by and between Brush Engineered Materials Inc. and Wells Fargo Bank, N.A., as Rights Agent (filed as Exhibit 4.1 to the Registration Statement on Form 8-A/A filed on July 31, 2008) incorporated herein by reference

Exhibit Number	Description

4.6	Form of Debt Securities Indenture

4.7*	Form of Debt Securities

4.8*	Form of Warrant Agreement

4.9*	Form of Warrant Certificate

4.10*	Form of Depositary Agreement

4.11*	Form of Depositary Receipt

4.12*	Form of Subscription Rights Certificate

5.1	Opinion of Jones Day

12.1	Calculation of Ratio of Earnings to Fixed Charges

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Jones Day (included in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney

25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Debt Securities Indenture

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, and incorporated herein by reference.
Item 17. Undertakings.
          The undersigned registrant hereby undertakes:
          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be a part of and included in the registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or section 15(d) of the

Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mayfield Heights, State of Ohio, on August 11, 2009.

BRUSH ENGINEERED MATERIALS INC.
By	/s/ John D. Grampa
John D. Grampa
Senior Vice President Finance and Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities indicated as of August 11, 2009:

Signatures	Title

* Richard J. Hipple	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ John D. Grampa John D. Grampa	Senior Vice President Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Albert C. Bersticker	Director

* Joseph P. Keithley	Director

* Vinod M. Khilnani	Director

* William B. Lawrence	Director

* William M. Madar	Director

* William G. Pryor	Director

* N. Mohan Reddy	Director

* William R. Robertson	Director

* John Sherwin, Jr.	Director

* Craig S. Shular	Director

*	The undersigned by signing his name hereto does sign and execute this registration statement on Form S-3 pursuant to the Power of Attorney executed by the above-named directors and officers of the registrant, which is being filed herewith on behalf of such directors and officers.

By:	/s/ Gregory R. Chemnitz	August 11, 2009

Gregory R. Chemnitz
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

1.2*	Form of Agency Agreement

4.1	Amended and Restated Articles of Incorporation of Brush Engineered Materials Inc. (filed as Annex B to the Registration Statement on Form S-4 filed by the registrant on February 1, 2000, Registration No. 333-95917), incorporated herein by reference

4.2	Amended and Restated Code of Regulations of Brush Engineered Materials Inc. (filed as Exhibit 3 to the Quarterly Report on Form 10-Q for the period ended July 3, 2009), incorporated herein by reference

4.3	Rights Agreement, dated as of May 10, 2000, by and between Brush Engineered Materials Inc. and National City Bank, N.A. as Rights Agent (filed as Exhibit 4(a) to the Current Report on Form 8-K filed by the registrant on May 16, 2000), incorporated herein by reference

4.4	First Amendment to Rights Agreement, dated as of December 7, 2004, by and between Brush Engineered Materials Inc. and LaSalle Bank, N.A. as Rights Agent (filed as Exhibit 4.1 to the Registration Statement on Form 8-A/A filed by the registrant on December 13, 2004), incorporated herein by reference

4.5	Second Amendment to Rights Agreement, dated as of July 31, 2008, by and between Brush Engineered Materials Inc. and Wells Fargo Bank, N.A., as Rights Agent (filed as Exhibit 4.1 to the Registration Statement on Form 8-A/A filed on July 31, 2008) incorporated herein by reference

4.6	Form of Debt Securities Indenture

4.7*	Form of Debt Securities

4.8*	Form of Warrant Agreement

4.9*	Form of Warrant Certificate

4.10*	Form of Depositary Agreement

4.11*	Form of Depositary Receipt

4.12*	Form of Subscription Rights Certificate

5.1	Opinion of Jones Day

12.1	Calculation of Ratio of Earnings to Fixed Charges

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Jones Day (included in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney

Exhibit Number	Description

25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Debt Securities Indenture

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, and incorporated herein by reference.